UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 27, 2017

PAYBOX CORP
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20660	11-2895590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 East Broward BoulevardSuite 1550Fort Lauderdale, Florida (Address of Principal Executive Offices)	33394 (Zip Code)

Registrant’s telephone number, including area code: (954) 510-3750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of a Material Definitive Agreement.

On February 27, 2017, Paybox Corp (the “Company”) was informed by International Business Machine Corporation (“IBM”) that IBM was terminating the larger of two agreements with the Company, whereby the Company provides e-invoice services to IBM’s operating units, effective September 1, 2017.   The agreement had been scheduled to expire on December 31, 2017, and IBM exercised its right under the agreement to terminate on 180 days advance notice.
Approximately 35.1% of the Company’s revenues were attributable to this agreement with IBM in the year ended December 31, 2016.  It is possible that the Company may continue to provide certain services relating to this agreement on a month-to-month basis following termination.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Paybox Corp has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYBOX CORP

Dated: March 1, 2017	By:	/s/ Lowell Rush
Lowell Rush
Chief Financial Officer

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